UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2024

CARECLOUD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36529	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873
(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CCLD	Nasdaq Global Market
11% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	CCLDP	Nasdaq Global Market
8.75% Series B Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	CCLDO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 23, 2024, CareCloud, Inc. (the “Company”) convened and adjourned a special meeting of the Series A Preferred Shareholders (the “Special Meeting”). At the Special Meeting, a total of 2,987,839 shares, or 66.01% of the shares of the Company’s Series A Preferred Stock, par value $0.001 per share, issued and outstanding as of July 5, 2024, which is the record date for the Special Meeting, were represented by proxy.

At the Special Meeting, the Company’s Series A Preferred Shareholders considered two proposals, each of which is set forth below and described in more detail in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on July 8, 2024 and revised on August 5, 2024.

Proposal No. 1: Approve an amendment to our Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Preferred Stock (the “Preferred Stock Certificate”), in the form set forth in Appendix A (the “Amendment”), which will be effective when and if the Board files the Amendment with the Secretary of State of the State of Delaware (the “Preferred Stock Proposal”).

Proposal No. 2: Approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Preferred Stock Proposal (the “Adjournment Proposal”).

As there were insufficient votes to approve the Preferred Stock Proposal at the time of the Special Meeting, the sole item of business presented to the Series A Preferred Shareholders for consideration at the Special Meeting was a vote on the Adjournment Proposal. The voting results for the Adjournment Proposal are set forth below.

For	Against	Abstain
2,658,360	272,374	57,105

In accordance with the authority granted pursuant to the Adjournment Proposal, the Special Meeting was adjourned with respect to the Preferred Stock Proposal to solicit additional proxies in favor of the Preferred Stock Proposal. As announced at the Special Meeting, the Special Meeting will reconvene on September 11, 2024 at 11:00 am Eastern Time.

Item 7.01 Regulation FD Disclosure.

On August 23, 2024, the Company issued a press release discussing the progress on its proxy solicitation and the adjournment of the Special Meeting. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference into Item 7.01

The information in this Item 7.01 (including the press release attached as Exhibit 99.1 and incorporated by reference into Item 7.01) is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section, and will not be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Safe Harbor Statement

Statements contained in the exhibits that state the Registrant’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. It is important to note that the Registrant’s actual results could differ materially from those projected in such forward-looking statements. The Registrant does not assume any obligations to update any of the forward-looking statements contained in the exhibits to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued August 23, 2024 by CareCloud, Inc..
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareCloud, Inc.

Date:	August 23, 2024	By:	/s/ A. Hadi Chaudhry
A. Hadi Chaudhry
Chief Executive Officer

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